Exhibit 99.10

B20260171422

B4600-2421 04/16/2026 10:50 AM Received by California Secretary of State

STATE OF CALIFORNIA
Office of the Secretary of State
ARTICLES OF ORGANIZATION
CA LIMITED LIABILITY COMPANY

California Secretary of State
1500 11th Street
Sacramento, California 95814
(916) 657-5448

For Office Use Only

-FILED-

File No.: B20260171422
Date Filed: 4/16/2026

Limited Liability Company Name

Limited Liability Company Name	LUSHER SERVICE LLC

Initial Street Address of Principal Office of LLC

Principal Address	1515 W CAMERON AVE STE 210 WEST COVINA, CA 91790

Initial Mailing Address of LLC

Mailing Address	1515 W CAMERON AVE STE 210 WEST COVINA, CA 91790
Attention	

Agent for Service of Process

Agent Name	DESHENG WANG
Agent Address	1515 W CAMERON AVE STE 210 WEST COVINA, CA 91790

Purpose Statement

The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

Management Structure

The LLC will be managed by	More than One Manager

Additional information and signatures set forth on attached pages, if any, are incorporated herein by reference and made part of this filing.

Electronic Signature

☒ By signing, I affirm under penalty of perjury that the information herein is true and correct and that I am authorized by California law to sign.

DESHENG WANG	*04/16/2026*
Organizer Signature	Date

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